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                                                                 EXHIBIT 10.59

                              EMPLOYMENT AGREEMENT
                                      FOR
                              ANTHONY J. GUMBINER
                            WITH HALLWOOD MONACO SAM

      This Employment Agreement ("Agreement"), is made and entered into as of April 1, 1992 by and between Hallwood Monaco SAM (the "Employer"), and Anthony
J. Gumbiner (the "Employee" ).

                                   RECITALS

      The Employer is a party to an Agreement (the "Hallwood Group Agreement") effective as of April 1, 1992 with The Hallwood Group Incorporated ("Hallwood Group"), pursuant to which the Employer provides consultancy services in relation to the business of Hallwood Group outside the United States.

      The Employee is willing to undertake and to perform various duties for the Employer in territories outside of the United States and the United Kingdom and the Employer has determined that it is in its best interests to employ the Employee as a senior business and international investment consultant.

      The Employer and the Employee wish to promote their mutual best interests by establishing rights and obligations with respect to the Employee's employment relationship with the Employer and they desire to set forth in writing their mutual understanding and agreement with respect to the conditions, covenants and agreements regarding the employment of the Employee by the Employer.

                                  AGREEMENT

      In consideration of the mutual benefits to be derived from this Agreement and the covenants and agreements set forth herein, the receipt and sufficiency of which are acknowledged by the execution and delivery hereof, the parties agree as follows:

      1. Employment. The Employer agrees to employ the Employee outside of the United States and the Employee agrees to enter into the employ of the Employer outside of the United States upon the terms and conditions set forth in this Agreement.

      2.  Duties of Employee.

          Employee is employed as a senior business and international investment consultant for Employer. In particular, Employee's duties and obligations hereunder shall include: (a) performing such duties outside of the United States as may be assigned to him by Employer's Board of Directors (the "Board"); (b) reporting to the Board and any other
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      person designated by the Board; (c) undertaking such duties and exercising such powers in relation to the Employer and its business as the Board shall from time to time assign or vest in him; (d) accepting such offices in such other parent, subsidiary and associated companies of the Employer as the Board may reasonably require from time to time;
      and (e) observing and complying with all resolutions, regulations and directions from time to time made or given by the Board.


      3. Nondisclosure and Confidentiality. Employee understands that he has developed and been exposed to, or may develop or be exposed to highly confidential information and trade secrets of Employer and its parent, subsidiaries or associated companies ("Confidential Information"), and that maintenance by Employer of its proprietary Confidential Information to the fullest extent possible is extremely important. Except as required during the performance of his duties for Employer or otherwise permitted by Employer, Employee agrees never to disclose or use any Confidential Information either during or after the term of this Agreement and to take all reasonable precautions to prevent inadvertent disclosure, use or transfer of any Confidential Information.

      4. Term. The Employee's employment with the Employer under this Agreement shall be effective from April 1, 1992 (the "Commencement Date") and shall continue in effect until terminated by either party giving to the other not less than six calendar month's notice in writing.

      5. Compensation. As compensation for services rendered by the Employee hereunder, the Employer shall pay to the Employee annual compensation of one million five hundred thousand one hundred French Francs (FF1,500,100) payable quarterly in advance on the first day of each of April, July, October and January each year beginning April 1, 1992.

      6. Expenses. The Employer shall within a reasonable time after the occurrence of same, reimburse the Employee for reasonable, ordinary business expenses reasonably incurred by him in the performance of his duties for the Employer, provided that the Employee shall maintain an accurate record of such expenses and shall provide the Employer with evidence thereof.

      7. Termination. The Employer may terminate this Agreement at any time upon the following events: (i) any act of dishonesty on the part of the Employee resulting or intended to result directly or indirectly in personal gain or benefit at the expense of the Employer or material damage of or to property of the Employer; (ii) any act of fraud, misappropriation, embezzlement or willful misconduct by the Employee or (iii) the willful breach or repeated, habitual neglect by Employee of his duties under this Agreement to the Employer. Upon such termination the Employer shall pay to the Employee the pro-rata portion of the annual compensation to the date of termination, and he shall be entitled to no other compensation or benefits hereunder, including, without limitation, any other compensation, bonuses or commissions.

      8. Disability or Death. If as a result of illness, injury or other disability, the Employee shall be unable to perform his duties hereunder on a substantially full-time basis for




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any period of 30 days or more, the Employer may at its option terminate the
Employee's employment hereunder and shall pay to the Employee the pro-rata portion of annual compensation to the date of termination. If the Employee shall die during the term of his employment by the Employer, the Employer shall pay to the Employee's estate the pro-rata portion of annual compensation to the date of the Employee's death.

      9. Certain Payments. The Employee acknowledges that it is aware of the provision of United States law relating to prohibitions of any person representing a United States company from, directly or indirectly, giving anything of value to any foreign official to influence the foreign official in directing or agreeing to do business with the United States firm. In addition, the Employee acknowledges that it has read the Statement of Company Policy of the Hallwood Entities regarding payment of gifts to foreign officials that has previously been supplied to the Employee. The Employee hereby undertakes to abide by such laws and policy and will not use any part of the amounts paid under this Agreement or any payments that are prohibited under such laws or policy.

      10.  Miscellaneous.

      (a) Notices. Any notice to be given hereunder is to be given in writing by either party to the other and delivered or sent by prepaid airmail post or facsimile transmission addressed to the address shown next to each party's signature to this agreement or such other address as may be notified by one party to the other for such purposes and shall be deemed to be served in the case of airmail post three days after posting and in the case of facsimile transmission immediately upon successfully transmission.

      (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

      (c) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of Monaco and the parties agree to submit themselves to the jurisdiction of Monaco.

      (d) Counterparts. This Agreement may be executed in multiple counterparts, all of which shall be deemed originals, but which counterparts shall constitute one and the same instrument.

      (e) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof. No variations, modifications or changes herein or hereof shall be binded upon any party unless set forth in a document duly executed by or on behalf of such party.




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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date above first written.

                                                EMPLOYER:

24, Avenue Princesse Grace                      HALLWOOD MONACO SAM
Monte-Carlo MC98000
Principality of Monaco

with copy to:                                   By: /s/ MELVIN J. MELLE
3710 Rawlins                                    Name: Melvin J. Melle
Suite 1500                                      Title: Vice President
Dallas, Texas 75219
Attn: Secretary


                                                EMPLOYEE:

24, Avenue Princesse Grace                      /s/ ANTHONY J. GUMBINER
Monte-Carlo MC98000                             ANTHONY J. GUMBINER
Principality of Monaco




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